Exhibit 10.36

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made effective as of the 30th day of December, 2011, by and between ASSURANCEAMERICA CORPORATION, a Nevada corporation (the “Pledgor”) and GUY W. MILLNER (the “Miliner”). Unless otherwise defined herein or if the context clearly requires to the contrary, any capitalized term used herein but not defined shall have the meaning ascribed to such term in that certain Secured Promissory Note dated as of even date herewith among Millner and Pledgor, (as amended from time to time, the “Note”).

In consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Pledgor hereby agrees with Millner as follows:

SECTION 1.     Pledge, As collateral security for payment in full of the Note, Pledgor hereby pledges, hypothecates, collaterally assigns and delivers unto Millner, and grants to Millner a lien on, upon, and in all of the following: (a) the securities, investment properties and general intangibles listed on Exhibit A attached hereto, the proceeds thereof and any earnings thereon, and (b) any cash, options, instruments, shares or securities, dividends, distributions, rights or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any and all such securities described in clause (a), together with the proceeds thereof (all of the foregoing being hereinafter collectively called the “Pledged Collateral”). Upon the execution hereof, (i) any securities, investment properties and general intangibles now or hereafter included in the Pledged Collateral (hereinafter called the “Pledged Securities”) shall be accompanied by duly executed transfer powers, as applicable, in blank and by such other instruments or documents as Millner or its counsel may reasonably request, and (ii) all other property comprising part of the Pledged Collateral shall be delivered to Millner and accompanied by proper instruments of assignment duly executed by Pledgor and by such other instruments or documents as Millner or his counsel may reasonably request. At any time after an Event of Default, Millner, at his option, may have any and all Pledged Securities registered in his name or that of his nominee, and Pledgor hereby covenants that, upon Millner’s request, Pledgor will cause the issuer of the Pledged Securities to effect such registration. Each schedule so delivered shall supersede any prior schedules so delivered.

TO HAVE AND TO HOLD the Pledged Collateral, together with all rights, titles, interests, powers, privileges and references pertaining or incidental thereto, unto Millner, his successors and assigns, forever, subject, however, to the terms, covenants and conditions hereinafter set forth.

SECTION 2.     Obligations Secured. This Agreement is made, and the security interest created hereby is granted to Millner, to secure payment and performance in full of the Note.

SECTION 3.     Representations and Warranties. Pledgor hereby represents and warrants that, except for the lien granted to Millner, Pledgor is the legal and equitable owner of the Pledged Collateral, holds the same free and clear of all liens, and will make no voluntary assignment, pledge, mortgage, hypothecation or transfer of the Pledged Collateral during the term of this Agreement; that Pledgor has good right and legal authority to pledge the Pledged Collateral in the manner hereby done or contemplated and will defend its title thereto against the claims of all persons whomsoever and that no consent or approval of any Governmental Authority, or of any securities exchange, was or is necessary to the validity of such pledge which has not been obtained; and that the pledge of the Pledged Collateral is effective to vest in Millner the rights of Pledgor in the Pledged Collateral as set forth herein.

SECTION 4.     No Options or Rights. Pledgor agrees that, until the Note has been satisfied in full, no options or rights in respect of the Pledged Collateral shall be granted by Pledgor without the prior approval of Millner.

SECTION 5.     Voting Rights; Distributions; Etc.

(a)         So long as no Event of Default shall have occurred:

(i)         Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided, however, that Pledgor shall not exercise, or refrain from exercising, any such right or power if any such action would have a material adverse effect on the value of such Pledged Securities or any part thereof or on the rights and interests of Millner hereunder with respect to the Pledged Securities;

(ii)         Pledgor shall be entitled to retain and use any and all cash distributions paid on Pledged Securities, but any and all stock and/or liquidating distributions, other distributions in property, return of capital or other distributions made on or in respect of Pledged Securities, whether resulting from a subdivision, combination or reclassification of outstanding capital stock of any corporation the capital stock of which is pledged hereunder or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or on the liquidation, whether voluntary or involuntary, of any issuer of the Pledged Securities, or otherwise, shall be and become part of the Pledged Collateral pledged hereunder and, if received by Pledgor, shall forthwith be delivered to Millner to be held as collateral subject to the terms of this Agreement; and

(iii)         Millner shall execute and deliver to Pledgor, or cause to be executed and delivered to Pledgor, as appropriate, all such proxies, powers of attorney, distribution orders and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Subparagraph (a)(i) above and/or to receive the distributions which Pledgor is authorized to retain pursuant to Subparagraph (a)(ii) above.

(b)         Upon (i) the occurrence and during the continuance of an Event of Default and (ii) five (5) days prior written notice to the Pledgor, all rights of Pledgor to exercise the voting and/or consensual rights and powers which Pledgor is entitled to exercise pursuant to Subparagraph (a)(i) above and/or to receive the distributions which Pledgor is authorized to receive and retain pursuant to Subparagraph (a)(ii) above shall cease, and all such rights thereupon shall become vested in Millner, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and powers which Pledgor shall otherwise be entitled to exercise pursuant to Subparagraph (a)(i) above and/or to receive and retain the distributions which Pledgor shall otherwise be authorized to retain pursuant to Subparagraph (a)(ii) above. Any and all money and other property paid over to or received by Millner pursuant to the provisions of this Paragraph (b) shall be retained by Millner as additional collateral hereunder and shall be applied in accordance with the provisions of Section 9 hereof.

SECTION 6.     Remedies upon Default. If an Event of Default shall have occurred, Millner may continue to hold the Pledged Collateral for his own account and may, with prior notice to Pledgor, sell, assign, transfer, endorse and deliver the whole or, from time to time, any part of the Pledged Collateral at public or private sale or on any securities exchange, for cash, upon credit or for other property, for immediate or future delivery, and for such price or prices and on such terms as Millner, in his sole discretion, shall deem appropriate. Millner shall be authorized at any sale (if he deems it advisable to do

so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Pledged Collateral for their own account in compliance with the Securities Act of 1933, as amended, and upon consummation of any such sale, Millner shall have the right to assign, transfer, endorse and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Millner shall give Pledgor ten (10) days’ written notice (which Pledgor agrees is reasonable notification within the meaning of Section 9-504(3) of the Uniform Commercial Code) of Millner’s intention to make any such sale. Such notice, in case of public sale, shall state the time and place for such sale, and, in the case of sale on a securities exchange, shall state the exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places at the Millner may fix and shall state in the notice or publication (if any) of such sale. At any such sale, the Pledged Collateral, or portion thereof to be sold, may be sold in one lot as an entirety or in separate parcels, as Millner may (in his sole and absolute discretion) determine. Millner shall not be obligated to make any sale of the Pledged Collateral if he shall determine not to do so, regardless of the fact that notice of sale of the Pledged Collateral may have been given. Millner may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by Millner until the sale price is paid by the purchaser or purchasers thereof, but Millner shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public sale made pursuant to this Agreement, Millner may bid for or purchase, free from any right of redemption, stay and/or appraisal on the part of Pledgor (all said rights being also hereby waived and released to the extent permitted by law), any part of or all the Pledged Collateral offered for sale and may make payment on account thereof by using any claim then due and payable to Millner from Pledgor as a credit against the purchase price, and Millner may, in compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Pledgor thereof. As an alternative to exercising the power of sale herein conferred upon him, Millner, at his option, may proceed by suit or suits at law or in equity to foreclose this Agreement and sell the Pledged Collateral or any portion thereof pursuant to judgment or decree of a court or courts of competent jurisdiction. Any sale pursuant to this Section 6 shall conform to commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code.

SECTION 7.     Millner Appointed Attorney-in-Fact. Pledgor constitutes and appoints Millner the attorney-in-fact for Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Millner may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, that Millner shall only exercise its power pursuant to this Section 7 if, and only if, an Event of Default has occurred and is continuing. Without limiting the generality of the foregoing, Millner shall have the right, after the occurrence of an Event of Default, with full power of substitution, either in Millner’s name or in the name of Pledgor, to ask for, demand, sue for, collect, receive, receipt and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to Pledgor, representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof, and to give full discharge for the same, to settle, compromise, prosecute, or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating Millner to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by Millner or omitted to be taken with respect to the Pledged Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Pledgor or to any claim or action against Millner.

SECTION 8.     Application of Proceeds of Sale and Cash. The proceeds of any sale of the whole or any part of the Pledged Collateral, together with any other moneys held by Millner under the provisions of this Agreement, shall be applied by Millner as follows:

First: to the payment of all costs and expenses incurred by Millner in connection herewith, including but not limited to, all court costs and the fees and disbursements of counsel for Millner in connection herewith, and to the repayment of all advances made by Millner hereunder for the account of Pledgor, and the payment of all costs and expenses paid or incurred by Millner in connection with the exercise of any right or remedy hereunder; and

Second: to the payment in full of the Note.

Any amounts remaining after such application shall be promptly remitted to Pledgor, Pledgor’s successors, legal representatives, or assigns, or as otherwise provided by law. Millner shall have absolute discretion as to the time of application of any proceeds in accordance with this Agreement.

SECTION 9.     Specific Performance: Injunctive Relief. Pledgor acknowledges that a breach of any of the provisions contained in this Agreement may cause irreparable injury to Millner; that Millner will have no adequate remedy at law with respect to such breach; and that, as a consequence, Pledgor’s obligations hereunder shall be specifically enforceable against Pledgor and that Millner shall be entitled to injunctive relief as a remedy for such breach.

SECTION 10.     Additional Rights and Remedies. The rights and remedies provided in this Agreement and in all other agreements, instructions or documents delivered pursuant hereto are cumulative and are in addition to any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

SECTION 11.     Further Assurances. Pledgor covenants and agrees that at Pledgor’s cost and expense, upon request of Millner, Pledgor shall duly execute and deliver, or cause to be duly executed and delivered, to Millner such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper to carry out more effectively the provisions and purposes of this Agreement.

SECTION 12.     Indemnity. Pledgor hereby agrees to indemnify Millner and his agents, and attorneys (each, an “Indemnified Person”) against, and to hold Millner and all such other Indemnified Persons harmless from all losses resulting from any representation or warranty made by Pledgor or on Pledgor’s behalf pursuant to this Agreement having been false when made, or resulting from Pledgor’s breach of any of the covenants set forth in this Agreement, which indemnification is in addition to, and not in derogation of, any statutory, equitable, or common law right or remedy Millner may have for breach of representation, warranty, statement or covenant or otherwise; provided, however, Pledgor shall have no obligation hereunder to any Indemnified Person with respect to any losses to the extent arising from the bad faith, gross negligence or willful misconduct of such Indemnified Person, as determined by a court of competent jurisdiction in a final, non-appealable judgment. This agreement of indemnity shall be a continuing agreement and shall survive payment of the Note and termination of this Agreement.

SECTION 13.     Enforcement and Waiver by Millner. Millner shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof, notwithstanding any conduct or custom on the part of Millner in refraining from so doing at any time or times. The failure of Millner at any time or times to enforce its rights under such provisions, strictly in accordance with the same, shall not be construed as having created a custom in any way or manner contrary to specific provisions of this Agreement or as having in any way or manner modified or waived the same. All rights and remedies of Millner are cumulative and concurrent and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

SECTION 14.     Expenses of Millner. Pledgor will, on demand, reimburse Millner for all actual expenses incurred by Millner in connection with the preparation, administration, amendment, modification or enforcement of this Agreement and/or in the collection of any amounts owing from Pledgor or any other person or entity to Millner under this Agreement and, until so paid, the amount of such expenses shall be added to and become part of the amount of the Note.

SECTION 15.     Attorneys’ Fees. If at any time or times hereafter Millner employs counsel to advise or provide other representation with respect to this Agreement or any other agreement, document or instrument heretofore, now or hereafter executed by Pledgor and delivered to Millner with respect to the Note, or to commence, defend or intervene, file a petition, complaint, answer, motion or other pleadings or to take any other action in or with respect to any suit or proceeding relating to this Agreement or any other agreement, instrument or document heretofore, now or hereafter executed by Pledgor and delivered to Millner with respect to the Note, or to represent Millner in any litigation with respect to the affairs of Pledgor, or to enforce any rights of Millner or obligations of Pledgor or any other Person which may be obligated to Millner by virtue of this Agreement or any other agreement, document or instrument heretofore, now or hereafter delivered to Millner by or for the benefit of Pledgor with respect to the Obligations, or to collect from Pledgor any amounts owing hereunder, then in any such event, all of the reasonable attorneys’ fees actually incurred by Millner arising from such services and any actual expenses, costs and charges relating thereto shall constitute additional obligations of Pledgor payable on demand and, until so paid, shall be added to and become part of the Note.

SECTION 16.     Notices. All notices and other communications from either party to the other hereunder shall be given and deemed received when given in accordance with the terms of the Note and at the addresses specified in the Note.

SECTION 17.     Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Georgia and shall be governed by and construed in accordance with the laws of the State of Georgia (excluding its conflict of laws provisions if such provisions would require application of the laws of another jurisdiction).

SECTION 19.     BINDING ARBITRATION: PRESERVATION OF REMEDIES.

(a)         Binding Arbitration. Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any claim or controversy between parties hereto arising out of or relating to this Agreement shall be resolved by binding arbitration conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the “Arbitration Rules”) of the American Arbitration Association (the “AAA”) and the Federal Arbitration Act. Disputes may include, without limitation, tort claims, counterclaims, a dispute as to whether a matter is subject to arbitration, claims brought as class actions, or claims arising from documents executed in the future. A judgment upon the award may be entered in any court having jurisdiction.

(b)         Special Rules. All arbitration hearings shall be conducted in the city named in the address of Millner first stated above. A hearing shall begin within 90 days of demand for arbitration and all hearings shall conclude within 120 days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then for no more than a total of 60 days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. Arbitrators shall be licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The parties do not waive applicable Federal or state substantive law except as provided herein.

(c)         Preservation and Limitation of Remedies. Notwithstanding the preceding binding arbitration provisions, the parties agree to preserve, without diminution, certain remedies that any party may exercise before or after an arbitration proceeding is brought. The parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment.

(d)         Waiver of Jury Trial. THE PARTIES ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED ANY RIGHT THEY MAY HAVE TO JURY TRIAL WITH REGARD TO A DISPUTE.

SECTION 19.     Binding Effect Assignment. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and permitted assigns of the parties hereto. Pledgor does not have any right to assign any of its rights or obligations hereunder without the prior written consent of Millner.

SECTION 20.     Entire Agreement, Amendments. This Agreement and the documents executed and delivered pursuant hereto, constitute the entire agreement between the parties, and may be amended only by a writing signed on behalf of each party.

SECTION 21.     Severability. If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable

SECTION 22.     Headings. The section and paragraph headings hereof are inserted for convenience of reference only, and shall not alter, define, or be used in construing the text of such sections and paragraphs.

SECTION 23.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

SECTION 24.     Seal. This Agreement is intended to take effect as an instrument under seal.

SECTION 25.     Termination. Upon indefeasible payment in full of all the principal, interest and fees due with respect to the Note, this Agreement shall terminate and Millner agrees to promptly return any and all stock or membership interest certificates in Millner’s possession, as applicable, to Pledgor.

Upon termination of this Agreement in accordance with its terms, the Millner agrees to take such actions as any Pledgor may reasonably request, and at the sole cost and expense of such Pledgor, to evidence the termination of this Agreement.

SECTION 26.     Regulatory Approval. Notwithstanding anything in this agreement to the contrary, Millner shall not sell any Pledged Collateral unless and until regulatory approval for such sale is obtained from the South Carolina Department of Insurance, if such approval is required.

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be executed effective as of the date first above written.

ASSURANCEAMERICA CORPORATION

By:	/s/ [ILLEGIBLE]

Name:

Title:

MILLNER

Name: Guy W. Millner

EXHIBIT A

PLEDGED SECURITIES

One hundred percent (100%) of (i) the Membership Interests of each of the following (collectively, the “LLCs”): Trustway Insurance Agencies, LLC, a Delaware limited liability company and AssuranceAmerica Managing General Agency LLC, a Delaware limited liability company (including but not limited to all rights of Pledgor as a member of the LLCs whether arising under applicable law or any agreement of the LLCs with Pledgor as a member of the LLCs, including but not limited to the Operating Agreement of the LLCs)and 9ii) one hundred per cent (100%) of the stock of AssuranceAmerica Insurance Company, and the proceeds thereof and any earnings thereon, and any cash, options, instruments, shares or securities, dividends, distributions, rights or other property at any time and from time to time receivable or otherwise distributable in respect of, in exchange for, or in substitution of, any and all such securities, together with the proceeds thereof.